Exhibit T3B.137

AMENDMENT

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

JG GULF COAST TOWN CENTER LLC

THIS AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the, “Amendment”), is made and entered into to be effective as of the 18th day of June, 2007, by CBL/Gulf Coast, LLC, a Florida limited liability company (“CBL”), and JG Gulf Coast Member LLC, an Ohio limited liability company (“JG”). CBL and JG are collectively referred to herein as the “Members”.

WITNESSETH:

WHEREAS, JG Gulf Coast Town Center LLC, an Ohio limited liability company (the “Company”), is governed by that certain Amended and Restated Limited Liability Company Agreement dated as of April 27, 2005 (the “Agreement”);

WHEREAS, the Company is the current owner of certain real property and the improvements situated thereon located in Lee County, Florida and known as “Gulf Coast Town Center” as more particularly described in the Agreement;

WHEREAS, the Company has organized Gulf Coast Town Center CMBS, LLC, a Delaware limited liability company (herein, the “Borrower”), for the sole purpose of owning and operating a portion of the property subject to the Agreement as more particularly described on Exhibit “A” attached hereto and made a part hereof (referred to herein as the “Mortgaged Property”);

WHEREAS, the Members desire to cause the Company to convey the Mortgaged Property to Borrower in connection with a loan to Borrower from KeyBank National Association (“Lender”) in the approximate original principal amount of One Hundred Ninety Million Eight Hundred Thousand Dollars ($190,800,000) for the purpose of providing the permanent financing for the Mortgaged Property;

WHEREAS, the Company is the sole member and chief manager of Borrower; and

WHEREAS, the Members desire to amend the Agreement to reflect the foregoing.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Members hereby agree as follows:

1.

The Members hereby acknowledge and agree that all approvals of the Company necessary to take action as the sole member and chief manager of Borrower with respect to the Mortgaged Property or the Borrower shall require the same approvals of the Members of the Company as set forth in the Agreement as if the decision were being made by the Company without regard to the existence of the Borrower.

2.

Subject to Paragraph 1 of this Amendment, the Members hereby acknowledge and agree that CBL, as the Managing Member of the Company, shall, in accordance with the terms of the Agreement, have the ability to make all decisions on behalf of the Company, acting in its capacity as the sole member and chief manager of Borrower.

3.	Except as herein modified, the Agreement shall remain in full force and effect.

4.	Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

6.

The terms, covenants and agreements contained herein shall inure to the benefit of the respective permitted successors and assigns of the parties hereto and their constituent entities and shall be binding upon all successors and assigns of the parties hereto.

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IN WITNESS WHEREOF, this Amendment is executed to be effective as of the date first set forth above.

MEMBERS:

CBL/GULF COAST, LLC, a Florida limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager
By:	CBL Holdings I, Inc.,
its sole general partner

By: /s/ Farzana K. Mitchell	SDL
Name: Farzana K. Mitchell	Legal
Title: Senior Vice President - Finance

JG GULF COAST MEMBER LLC,
an Ohio limited liability company

BY:
Name:
Title:

3

IN WITNESS WHEREOF, this Amendment is executed to be effective as of the date first set forth above.

MEMBERS:

CBL/GULF COAST, LLC, a Florida limited liability company

By:	CBL & Associates Limited Partnership, its sole member and chief manager
By:	CBL Holdings I, Inc., its sole general partner

By:
Name:
Title:

JG GULF COAST MEMBER LLC,
an Ohio limited liability company

By: /s/ Judson E. Smith
Name: Judson E. Smith
Title: Executive Vice President

EXHIBIT A

Legal Description of the Mortgaged Property

[to be attached]

Exhibit A

Legal Description

PARCEL I:

A TRACT OR PARCEL OF LAND LYING IN SECTIONS 10 & 11, TOWNSHIP 46 SOUTH, RANGE 25 EAST, LEE COUNTY, FLORIDA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL OF TRACTS; RD-1, D, F, G, M, P, R, S, T, U, V, X & W OF GULF COAST TOWN CENTER AS RECORDED IN INSTRUMENT NO. 2007000192422, PUBLIC RECORDS OF LEE COUNTY, FLORIDA; also known as:

PARCEL II: (EASEMENT)

EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL I AS SET FORTH IN THAT CERTAIN SURFACE WATER MANAGEMENT RECIPROCAL EASEMENT AGREEMENT AND SECOND AMENDMENT TO DECLARATION, RECORDED JUNE 30, 2004 IN O.R. BOOK 4351, PAGE 1637.

PARCEL III: (EASEMENT)

EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL I AS SET FORTH IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT, RECORDED OCTOBER 14, 2005 IN INSTRUMENT NO. 2005000073017.

PARCEL IV: (EASEMENT)

EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL I AS SET FORTH IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT, RECORDED FEBRUARY 16, 2006 IN INSTRUMENT NO. 2006000073164.

PARCEL V:

EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL I AS SET FORTH IN THAT CERTAIN DECLARATION OF RESTRICTIVE COVENANTS, RECORDED DECEMBER 27, 2006 IN INSTRUMENT NO. 2006000476300.

PARCEL VI:

EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL I AS SET FORTH IN THAT CERTAIN OPERATION AND EASEMENT AGREEMENT, RECORDED IN O.R. BOOK 4550, PAGE 4312; AS AFFECTED BY THAT FIRST AMENDMENT TO OPERATION AND EASEMENT AGREEMENT, RECORDED IN INSTRUMENT NO. 2006000002099; AND SECOND AMENDMENT TO OPTION AND EASEMENT AGREEMENT, RECORDED IN INSTRUMENT NO. 2006000339740; AS AFFECTED BY THAT CERTAIN THIRD AMENDMENT TO OPERATION AND EASEMENT AGREEMENT BETWEEN TARGET CORPORATION, COSTCO WHOLESALE CORPORATION AND JG GULF COAST TOWN CENTER, LLC, RECORDED June 18, 2007 AS INSTRUMENT NO. 2007000193624 WITH THE LEE COUNTY CLERK OF CIRCUIT COURT.

PARCEL VII:

EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL I AS SET FORTH IN THAT CERTAIN HOTEL CONSTRUCTION OPERATING AND RECIPROCAL EASEMENT AGREEMENT, RECORDED AUGUST 30, 2006 IN INSTRUMENT NO. 2006000339741; AS AFFECTED BY THAT RIGHT OF FIRST OFFER, RECORDED AUGUST 30, 2006 IN INSTRUMENT NO. 2006000339742; AS ASSIGNED BY THAT CERTAIN ASSIGNMENT AND ASSUMPTION OF OPERATING AND RECIPROCAL EASEMENT AGREEMENTS, DATED June 18, 2007, RECORDED June 18, 2007 IN DEED BOOK                 , PAGE                 .                                                       Instr. No. 2007000193637

PARCEL VIII:

EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL I AS SET FORTH IN THAT CERTAIN DECLARATION OF EASEMENTS AND RESTRICTIVE COVENANTS, RECORDED IN INSTRUMENT NO. 2006000379063.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated as of December 31, 2017, by and between JG GULF COAST MEMBER LLC, an Ohio limited liability company (“Assignor”) and CBL/GULF COAST LLC, a Florida limited liability company (“Assignee”).

WHEREAS, Assignor is the owner of a 50 % membership interest (the “Interest”) in JG Gulf Coast Town Center LLC, an Ohio limited liability company (the “Company”); and

WHEREAS, Assignor desires to transfer and assign the Interest in the Company to Assignee, and Assignee desires to accept the such assignment; and

WHEREAS, the Company is governed by that certain Amended and Restated Limited Liability Company Agreement dated as of April 27, 2005, as amended (the “Company Agreement”), by and between Assignor and Assignee; and

WHEREAS, simultaneously with the assignment and assumption contemplated by this Agreement, the Company Agreement is being amended to remove Assignor as a member of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound, hereby agree as follows:

1.

Recitals; Definitions. The above recitals are acknowledged to be true and correct and are incorporated here by this reference. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Company Agreement.

2.

Assignment. Assignor hereby assigns, grants, transfers and conveys to Assignee, and Assignee hereby accepts from Assignor, all right, title and interest in and to the Interest in the Company, free and clear of all liens, encumbrances, security interests, options and adverse claims of any kind or character, which includes, without limitation, Assignor’s: (i) rights to distributions of cash or other property from the Company; (ii) share in the profits and losses of the Company; (iii) rights to manage and control the Company to the extent set forth in the Company Agreement; and (iv) all other rights, duties and obligations of Assignor under the Company Agreement or with respect to the Company arising thereunder or under applicable law.

3.

Assumption. Assignee accepts such assignment and hereby covenants and agrees to assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the Company Agreement.

4.

Indemnification by Assignor. Assignor hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignee harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities, expenses, reasonable attorneys’ fees and court costs (collectively and individually, ‘‘Claims”) arising out of failure by Assignor to keep and perform all covenants and duties of Assignor to be kept and performed under the Company Agreement prior to the date hereof.

5.

Indemnification by Assignee. Assignee hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignor harmless of, from and against any and all Claims arising out of any failure by Assignee to keep and perform all covenants and duties of such Assignee to be kept and performed under the Company Agreement on and after the date hereof.

6.

Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. This Agreement may be transmitted by facsimile machine or electronically, and the undersigned intend that “fax” signatures or signatures obtained electronically via pdf, tif or like medium constitute original signatures and any “faxed” or “emailed” Agreement containing the signatures of the undersigned (original, “faxed” or “emailed”) shall be deemed an original.

7.	Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Ohio.

8.

Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and permitted assigns.

9.	Severability. If any term, covenant or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

10.

No Oral Modification. This Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

[Signature Pages to Follow]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first written above.

ASSIGNOR:

JG GULF COAST MEMBER LLC, an Ohio limited liability company

By: [Illegible]
Name: [Illegible]
Title: [Illegible]

ASSIGNEE:

CBL/GULF COAST LLC, a Florida limited liability company

By:
Name:
Title:

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first written above.

ASSIGNOR:

JG GULF COAST MEMBER LLC, an Ohio limited liability company

By:
Name:
Title:

ASSIGNEE:

CBL/GULF COAST LLC, a Florida limited liability company

By: CBL & Associates Limited Partnership, its sole member and chief manager

By: CBL Holdings I, Inc., its sole general partner

By: /s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer